UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 30, 2018
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington		98006-1350
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;             Compensatory Arrangements of Certain Officers.

As previously disclosed, Thomas Dannenfeldt, a member of the board of directors (the “Board”) of T-Mobile US, Inc. (the “Company”), notified the Company of his decision to resign from the Board effective December 1, 2018. On November 30, 2018, the Board elected Dr. Christian P. Illek to fill the vacancy, contingent and effective upon Mr. Dannenfeldt’s resignation. Dr. Illek will also succeed Mr. Dannenfeldt on the Compensation Committee, Executive Committee and Transaction Committee of the Board. Dr. Illek was designated for nomination by Deutsche Telekom AG (“Deutsche Telekom”), a majority stockholder of the Company, pursuant to Deutsche Telekom’s rights under the Company’s certificate of incorporation and the Stockholder’s Agreement by and between Deutsche Telekom and the Company, dated as of April 30, 2013. Dr. Illek currently serves on the board of management of Deutsche Telekom as the Board Member for Human Resources and has been appointed to serve as the Chief Financial Officer of Deutsche Telekom effective January 2019. Dr. Illek will not receive any compensation in connection with his service on the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2018	T-MOBILE US, INC.

	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer